SCHEDULE 14C INFORMATION

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FCI Bond Fund

a series of

Unified Series Trust

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

Dear Shareholders:

The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter.

The document relates to the appointment of a new investment adviser to the FCI Bond Fund (the “Fund”), a series of the Unified Series Trust.

As described in the enclosed Information Statement, the Board of Trustees of Unified Series Trust (the “Board”) has approved Channel Investment Partners LLC (“Channel”) as an investment adviser to the Fund, and has approved an investment advisory agreement with Channel, on the terms described herein. PeoplesBank, as holder of shares of the Fund representing a majority of the voting power with respect to the Fund, has also approved the investment advisory agreement with Channel. Channel shall replace Financial Counselors, Inc. (“FCI”) as investment adviser to the Fund and Channel intends to change the name of the Fund to the “Channel Short Duration Income Fund” and modify the Fund’s investment strategy.

As always, please feel free to contact the Fund at 1-877-627-8504 with any questions you may have.

Sincerely,

/s/ David R. Carson

Davie R. Carson

President

Unified Series Trust

FCI Bond Fund

a series of

Unified Series Trust

225 Pictoria Drive, Suite 450

Cincinnati, Ohio 45246

____________

INFORMATION STATEMENT

____________

INTRODUCTION

This Information Statement is being provided to the shareholders of the FCI Bond Fund (the “Fund”), a series of Unified Series Trust (the “Trust”). This Information Statement is in lieu of a proxy statement. At a meeting held on June 19, 2020 (held via teleconference pursuant to relief granted by the Securities and Exchange Commission to the in person voting requirements under Section 15(c) of the Investment Company Act of 1940 as amended), the Board, including all Independent Trustees, considered and approved Channel Investment Partners LLC, (“Channel” or the “Adviser”) to serve as the investment adviser to the Fund. At that time, an investment advisory agreement between the Adviser and the Trust, with respect to the Fund (the “New Management Agreement”) (attached hereto as Appendix A), was approved by the Board. PeoplesBank, as beneficial owner of shares of the Fund representing a majority of the voting power with respect to the Fund, has also approved the New Management Agreement with Channel. Channel will replace FCI and commence advisory services for the Fund on August 1, 2020.

This Information Statement is being supplied to shareholders to fulfill the notice requirement, and a notice regarding the website availability of this Information Statement will be mailed on or about [July 20, 2020] to the Fund’s shareholders of record as of July 10, 2020 (the “Record Date”). This Information Statement describes the New Management Agreement between the Adviser and the Trust with respect to the Fund. As of the Record Date, there were issued and outstanding [ ] shares of the Fund. As there will be no vote taken, no shares are entitled to vote on the matters discussed in this Information Statement.

The Trust will furnish, without charge, a copy of the Fund's most recent annual or semi-annual report to any shareholder upon request. To obtain the Fund's annual or semi-annual report, please contact the Fund by calling 1-877-627-8504, or by writing to FCI Bond Fund, c/o Ultimus Fund Solutions, LLC, 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

Background

Channel is a privately held investment advisory firm, based in Arlington, Virginia, that has been registered as an investment adviser with the Securities and Exchange Commission since April 2020. Channel will provide investment advisory and portfolio management on a discretionary basis for the Fund.

The Fund’s current investment adviser, Financial Counselors, Inc. (“FCI”), has served in such capacity since October 5, 2005 and will do so through July 31, 2020 pursuant to the current investment advisory agreement (the “Current Agreement”). In April 2020, FCI notified the Board of its intention to enter into an Asset Purchase Agreement with Channel and that it was seeking approval for Channel to become the new adviser of the Fund, as contemplated in the Asset Purchase Agreement.

At the Board’s Quarterly Meeting on May 20-21, 2020 and at a Special Meeting held on June 19, 2020, the Trustees reviewed the Asset Purchase Agreement, the New Management Agreement and other materials and information provided by Channel. The Board approved a new investment advisory agreement between the Trust, on behalf of the Fund, and Channel (the “New Management Agreement”), subject to shareholder approval, at the Special Meeting held on June 19, 2020. The terms of the New Management Agreement are similar in all material respects to the Current Agreement except that the date of its execution, effectiveness, and termination date are changed, and the New Management Agreement names Channel as the Fund’s investment adviser. The New Management Agreement was approved by PeoplesBank, the beneficial holder of shares of the Fund representing a majority of the Fund’s voting power, pursuant to written consent, on July 10, 2020.

The Management Agreement

Under the terms of the Current Agreement, FCI receives an annual fee from the Fund equal to 0.40% of the Fund’s average daily net assets. For such compensation, FCI, at its expense, continuously furnishes an investment program for the Fund, makes investment decisions on behalf of the Fund, and places all orders for the purchase and sale of portfolio securities, subject to the Fund’s investment objectives, policies, and restrictions, and such policies as the Trustees may determine. Under the terms of the New Management Agreement, Channel will receive an annual fee from the Fund equal to 0.40% of the Fund’s average daily net assets. Channel has contractually agreed to reduce its fees and to reimburse expenses (the “Expense Limitation Agreement”), at least until [January 31, 2022], to ensure that Net Annual Fund Operating Expenses (exclusive of portfolio transaction and other investment-related costs (including brokerage fees and commissions); taxes; borrowing costs (such as interest and dividend expenses on securities sold short); acquired fund fees and expenses; fees and expenses associated with investments in other collective investment vehicles or derivative instruments (including for example option and swap fees and expenses); any amounts payable pursuant to a distribution or service plan adopted in accordance with Rule 12b-1 under the Investment Company Act of 1940; any administrative and/or shareholder servicing fees payable pursuant to a plan adopted by the Board; expenses incurred in connection with any merger or reorganization; extraordinary expenses (such as litigation expenses, indemnification of Trust officers and Trustees and contractual indemnification of Fund service providers); and other expenses that the Trustees agree have not been incurred in the ordinary course of the Fund’s business) will not exceed [0.95%] of the Fund's average daily net assets (the “Annual Limit”). The Expense Limitation Agreement also provides that each waiver/expense payment by the Adviser is subject to recoupment by the Adviser from the Fund in the three years following the date the particular waiver/expense payment occurred, but only if such recoupment can be achieved without exceeding the Annual Limit in effect at the time of the waiver/expense payment and any Annual Limit in effect at the time of the recoupment. This Expense Limitation Agreement may be terminated only by the Board on 60 days’ written notice to the Fund’s adviser.

Due to an assignment of rights from FCI to Channel, Channel also has the right to recoup fees waived and/or expenses reimbursed by FCI that are eligible for reimbursement in the three years following the date the particular waiver/expense payment occurred, if such recoupment can be achieved without exceeding the Annual Limit in effect at the time of the waiver/expense payment and any Annual Limit in effect at the time of the recoupment. The Annual Limit currently in effect and in effect at the time of any FCI waiver/expense payment was 0.80%. As of March 31, 2020, the following amounts were subject to recoupment:

Latest Date Recoupable Through	Amount
September 30, 2020	$15,551
September 30, 2021	39,712
September 20, 2022	34,613
March 31, 2023	18,330

The Board and PeoplesBank also approved, at the time it approved the New Management Agreement, an increase in the Annual Limit from 0.80% to 0.95%, expected to take effect on or around September 30, 2020.

The New Management Agreement provides that it will continue in force for an initial period of two years, and from year to year thereafter, but only so long as its continuance is approved at least annually by (i) the Board or (ii) a vote of a majority of the outstanding voting securities of the Fund, provided that in either event continuance is also approved by a majority of the Independent Trustees (defined below), by a vote cast in person at a meeting called for the purpose of voting such approval. The New Management Agreement automatically terminates on assignment and is terminable on not more than 60 days’ notice by the Fund. In addition, the New Management Agreement may be terminated upon 60 days’ notice by Channel given to the Fund.

The New Management Agreement, like the Current Agreement, provides that the adviser shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations and duties.

The New Management Agreement is attached as Appendix A. You should read the New Management Agreement. The description in this Information Statement of the New Management Agreement is only a summary.

The Board, including a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) (the “Independent Trustees”), last renewed the Current Agreement at a meeting of the Board held on February 24-25, 2020. During the fiscal year ended September 30, 2019, under the Current Agreement, FCI earned management fees for the Fund of $145,502, of which FCI waived $34,613.

Information Concerning Channel

Channel is a new limited liability company organized in 2020 under the laws of the State of Virginia and located at 4601 N. Fairfax Drive, Ste. 1200, Arlington, VA 22203. Channel is owned and controlled by Matthew Duch. The names, titles, addresses, and principal occupations of the sole officers and directors of Channel are set forth below:

Name and Address*:	Title:	Principal Occupation:
Matthew Duch	Managing Partner, Chief Investment Officer and Chief Compliance Officer	Managing Partner, Chief Investment Officer and Chief Compliance Officer

*	Address is in care of Channel, 4601 N. Fairfax Drive, Ste. 1200, Arlington, VA 22203.

Evaluation by the Board

At the Board Meeting held on June 19, 2020, the Trustees considered the approval of the New Management Agreement. The Trustees were assisted by legal counsel throughout the advisory agreement review process. The Trustees relied upon the advice of legal counsel and their own business judgment in determining the material factors to be considered in evaluating the advisory agreement and the weight to be given to each factor considered. The conclusions reached by the Trustees were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching his conclusions with respect to the approval of the advisory agreement.

(i) The Nature, Extent and Quality of Services. The Trustees discussed that Channel was established in 2020 and is registered with the SEC as an investment adviser. The Trustees reviewed the background information of Channel’s key investment personnel, taking into consideration their education and financial industry experience. They discussed Channel’s investment process and noted that Channel utilizes a research team to develop investment models based on quantitative analysis. They noted Channel intends to actively manage the Fund as a multi-sector bond fund, primarily focused on corporate credit. The Trustees expressed confidence in Channel’s ability to manage the Fund’s investment strategy and implement the changes discussed. They noted there are no regulatory concerns and that Channel has adopted appropriate compliance policies and procedures. The Trustees agreed that Channel had the ability to provide high quality service to the Fund for the benefit of shareholders.

(ii) Fund Performance. The Trustees discussed Channel’s proposed changes to the Fund’s investment strategy, reviewed the prior performance of the portfolio manager with respect to a similar fund, which compared favorably to the benchmark for the 1, 5 and 10 years ended December 2015, and the performance of the Fund under the current strategy, and concluded that Channel has the ability to maintain and/or increase the performance of the Fund.

(iii) Fee Rate and Profitability. The Trustees considered Channel’s proposed management fee, with respect to the Fund, noting that the proposed management fee of 0.40% is the same as the current management fee and the same as the advisory fee charged by the portfolio manager on a similar model allocation strategy. They noted the Fund’s management fee is in the 56th percentile of the Morningstar Intermediate Core Bond Category. The Trustees considered that Channel has proposed to cap expenses at 0.95% of the Fund’s net assets, which is higher than the expense cap currently in place and on the high end of the Morningstar Category, noting however, that it is within the range for funds in the Morningstar Category having a similar strategy. The Trustees considered Channel’s explanation that an increase in the current expense cap is necessary for Channel to have capital available for marketing to grow fund assets, without utilizing a 12b-1 fee. They noted Channel’s intention is to scale the size of the Fund so that its shareholders will benefit from economies of scale. Channel also noted that the higher expense ratio may be offset by increased performance through an increase in the amount of high yield portfolio investments. The Trustees considered that Channel does not expect to earn a profit from managing the Fund during the first year, but that it does expect to earn a profit during the second year of the engagement. They also noted that the estimated Fund expenses are below the new expense cap and that recoupment would only be available during the three years since such waivers or reimbursements were incurred, and only after the Fund’s expenses are below 0.80% for any recoupment rights being assigned by FCI. Therefore, the Fund and its shareholders are in the same position with respect to potential recoupment as they are under the current agreement. The Trustees noted Channel’s representation that it does not anticipate entering into soft-dollar arrangements on behalf of the Fund.

After considering the above information, the Trustees concluded that the proposed management fee for the Fund represents reasonable compensation in light of the nature and quality of the services that Channel is expected to provide to the Fund, the fees paid by comparable mutual funds, and the anticipated profitability of Channel’s services to the Fund.

(iv) Economies of Scale. In determining the reasonableness of the management fee, the Trustees also considered the extent to which Channel will realize economies of scale as the Fund grows. The Trustees determined that, in light of the size of the Fund and Channel’s anticipated level of profitability in its second year of managing the Fund, it does not appear that Channel will realize benefits from economies of scale in managing the Fund to such an extent that the management fee for the Fund should be reduced or that breakpoints in the management fee are necessary at this time.

Having requested and received such information from Channel as the Trustees believed to be reasonably necessary to evaluate the approval of the New Management Agreement, the Trustees made the foregoing conclusions, determined that the management fee is reasonable, and that the approval of the New Management Agreement for an initial term of two years is in the best interest of the Trust and the shareholders of the Fund. After reviewing all of the foregoing and based upon all of the above-mentioned factors and their related conclusions, with no single factor or conclusion being determinative and with each Trustee not necessarily attributing the same weight to each factor, upon motion duly made and seconded, the Trustees, including the Independent Trustees, unanimously approved the Management Agreement, assignment of the existing expense limitation agreement, and amendment to increase the expense limitation.

Shareholder Consent

By written consent dated July 10, 2020, PeoplesBank, the beneficial owner of a majority of the Fund’s shares, approved the new Management Agreement, after reviewing the New Management Agreement, the amended Expense Limitation Agreement, information regarding the Board’s deliberations, and all other information requested by the shareholder.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

OTHER INFORMATION

OPERATION OF THE FUND

The Fund is a non-diversified series of Unified Series Trust, an open-end investment management company organized as an Ohio business trust and formed by an Agreement and Declaration of Trust on October 14, 2002. The Trust’s principal executive offices are located at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246. The Board supervises the business activities of the Fund. Like other mutual funds, the Fund retains various organizations to perform specialized services. Ultimus Fund Distributors, LLC serves as principal underwriter and distributor of the Fund and Ultimus Fund Solutions, LLC provides the Fund with transfer agent, accounting, and administrative services. Both are located at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246. Ultimus Fund Solutions, LLC and Buttonwood Compliance Partners, LLC provide the Fund with compliance services.

Security Ownership of Management AND Certain Beneficial Owners

As of July 10, 2020, the following shareholders beneficially owned 5% or more of the outstanding shares of the Fund:

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Fund
PeoplesBank Codorus Valley Corporate Center 105 Leader Heights Road P.O. Box 2887 York, PA 17405-2887	2,386,124	[69]%

Shareholders owning more than 25% of the shares of the Fund are considered to “control” the Fund, as that term is defined under the 1940 Act. Persons controlling the Fund can determine the outcome of any proposal submitted to the shareholders for approval. Because PeoplesBank owns over 50% of the Fund, it can determine the outcome of any proposal submitted to shareholder.

As a group, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund as of the Record Date.

SHAREHOLDER PROPOSALS

The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The cost of preparation, printing and distribution of this Information Statement is an expense of Channel.

BROKERAGE COMMISSIONS

For the fiscal year ended September 30, 2019, the Fund paid $450 in brokerage commissions and did not pay any commissions to affiliated brokers.

PRINCIPAL UNDERWRITER, ADMINISTRATOR AND CUSTODIAN

Ultimus Fund Distributors, LLC (the “Distributor”) serves as the distributor for the shares of the Fund pursuant to a Distribution Agreement between the Trust and the Distributor. The Distributor’s principal offices are located at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246. The Board supervises the business activities of the Fund. Like other mutual funds, the Fund retains various organizations to perform specialized services. The Distributor accrued $6,000 as compensation for distributing the Fund’s shares during the fiscal year ended September 30, 2019. Ultimus Fund Solutions, LLC (“UFS”), which has its principal office at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246, provides administrative and fund accounting services to the Fund and acts as transfer, dividend disbursing, and shareholder servicing agent to the Fund. During the fiscal year ended September 30, 2019, UFS earned $70,647 from the Fund for such services.

Huntington National Bank with principal offices at 41 High Street, Columbus, OH 43215 has served as the Fund's custodian since inception. During the fiscal year ended September 30, 2019, the custodian earned $5,344 in custody fees.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Only one Notice Regarding Internet Availability of this Information Statement is being delivered to multiple shareholders sharing an address unless the Trust has received contrary instructions from one or more of the shareholders. Upon written or oral request, the Trust will promptly deliver a separate copy of the Notice Regarding Internet Availability or this Information Statement to a shareholder at a shared address to which a single copy of the document was delivered. Contact the Fund by calling 1-877-627-8504, or by writing to the FCI Bond Fund, c/o Ultimus Fund Solutions, LLC, P.O. Box 46707, Cincinnati, OH 45246-0707. Shareholders at shared addresses can also contact the Fund to indicate their preference regarding receiving multiple or single copies annual or semi-annual reports, information statements or Notices of Internet Availability of information statements or proxy materials at their shared address.

The Trust will furnish, without charge, a copy of the Fund's most recent annual or semi-annual report to any shareholder upon request. To obtain the Fund's annual or semi-annual report, please contact the Fund by calling 1-877-627-8504, or by writing to the FCI Bond Fund, c/o Ultimus Fund Solutions, LLC, 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246.

Appendix A

MANAGEMENT AGREEMENT

TO:	Channel Investment Partners LLC

4601 N. Fairfax Drive, Ste. 1200

Arlington, VA 22203

Dear Gentlemen:

Unified Series Trust (the “Trust”) herewith confirms our agreement with you.

The Trust has been organized to engage in the business of a registered open-end investment company. The Trust currently offers several series of shares to investors, one of which is the Channel Short Duration Income Fund (the "Fund").

You have been selected to act as the sole investment adviser of the Fund and to provide certain other services, as more fully set forth below, and you are willing to act as such investment adviser and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Trust agrees with you as set forth below.

1.	ADVISORY SERVICES

You will regularly provide the Fund with such investment advice as you in your discretion deem advisable and will furnish a continuous investment program for the Fund consistent with the Fund's investment objectives and policies as set forth in its then current Prospectus and Statement of Additional Information. You will determine the holdings to be purchased for the Fund, the portfolio holdings to be held or sold by the Fund and the portion of the Fund's assets to be held uninvested, subject always to the Fund's investment objectives, policies and restrictions, as each of the same shall be from time to time in effect, and subject further to such policies and instructions as the Board of Trustees for the Trust (the "Board") may from time to time establish. You will advise and assist the officers of the Trust in taking such steps as are necessary or appropriate to carry out the decisions of the Board and committees of the Board regarding the conduct of the business of the Fund. You also will be responsible for voting proxies with respect to securities held by the Fund and reporting the Fund's proxy voting record to the Fund's administrator in the form required by the Securities and Exchange Commission ("SEC") or its staff on Form N-PX.

The Adviser’s investment authority shall include the authority to purchase and sell securities, and cover open positions, and generally to deal in securities, swaps (including but not limited to interest rate swaps and credit default swaps), financial futures contracts and options thereon, currency transactions, and other derivatives and investment instruments and techniques as may be permitted for use by the Fund and consistent with the Registration Statement.

The Adviser may: (i) open and maintain brokerage accounts for financial futures and options and securities (such accounts hereinafter referred to as “Brokerage Accounts”) on behalf of and in the name of the Fund; and (ii) execute for and on behalf of the Brokerage Accounts, standard customer agreements with a broker or brokers. The Adviser may, using such of the securities and other property in the Brokerage Accounts as the Adviser deems necessary or desirable, direct the custodian to deposit on behalf of the Fund, original and maintenance brokerage deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Adviser deems desirable or appropriate.

2.	ALLOCATION OF CHARGES AND EXPENSES

You will pay the compensation and expenses of any persons rendering any services to the Fund who are officers, directors, equity owners or employees of your company and will make available, without expense to the Fund, the services of such of your employees as may duly be elected officers or trustees of the Trust, subject to their individual consent to serve and to any limitations imposed by law. The compensation and expenses of any officers, trustees and employees of the Trust who are not officers, directors, equity owners or employees of your company will be paid by the Fund. You will pay all expenses incurred by the Trust prior to commencement of operations of the Fund in connection with the organization of the Fund and the costs of obtaining the initial registration of Fund shares with the SEC pursuant to a post-effective amendment to the Trust's registration under the Investment Company Act of 1940, as amended ("1940 Act"). You also will bear any expenses incurred in connection with voting proxies with respect to securities held in the Fund's portfolio.

The Fund will be responsible for the payment of all operating expenses of the Fund, including fees and expenses incurred by the Fund in connection with membership in investment company organizations; brokerage fees and commissions; its allocable share of the fees and expenses of legal counsel to the Trust and legal counsel to the independent Trustees, fees and expenses of the Trust's independent public accountants; expenses of registering Fund shares under federal and state securities laws; insurance expenses; taxes or governmental fees; borrowing costs (such as interest and dividend expenses on securities sold short); fees and expenses of the custodian, transfer agent, shareholder services agent, dividend disbursing agent, plan agent, administrator, accounting and pricing services agent of the Fund; expenses, including clerical expenses, of issue, sale, redemption or repurchase of shares of the Fund; the fees and expenses of officers and trustees of the Trust who are not affiliated with you; the cost of preparing and distributing reports and notices to shareholders; the cost of printing or preparing prospectuses and statements of additional information for delivery to the Fund's shareholders; the cost of printing or preparing stock certificates or any other documents, statements or reports to shareholders; expenses of shareholders' meetings and proxy solicitations; such extraordinary or non-recurring expenses as may arise, including any Legal Action (defined below) to which the Trust may be a party or to which it may otherwise be subject and indemnification for the Trust's officers and Trustees with respect thereto; or any other expense not specifically described above incurred in the performance of the Fund's obligations. All other expenses not assumed by you and incurred by the Fund in connection with its operations will be borne by the Fund. The Fund will also pay expenses which it is authorized to pay pursuant to Rule 12b-l under the 1940 Act.

You may obtain reimbursement from the Fund, at such time or times as you may determine in your sole discretion, for any of the expenses advanced by you, which the Fund is obligated to pay, and such reimbursement shall not be considered to be part of your compensation pursuant to this Agreement.

The following provision shall not apply to the extent that a Legal Action (defined below) is brought as a result of the negligence, willful misfeasance or fraud of a service provider to the Fund other than you, as determined by the Board in its reasonable discretion. In the event that the Fund is subject to an examination, inquiry or administrative action by the SEC staff or other federal or state regulator or self-regulatory organization, or if the Fund becomes the subject of any complaint, lawsuit or subpoena by any regulator, shareholder of the Fund or other party (collectively, ''Legal Action''), you agree that any expense or cost incurred as a result of the Legal Action (including settlement costs) and not paid by the Fund as required above shall be paid directly by you. Expenses may include, but are not limited to, legal expenses; out-of-pocket expenses and normal hourly fees of the Trust's administrator, fund accountant, transfer agent, distributor, or auditor; standard fees related to meetings of the Board; out-of-pocket expenses and normal hourly fees of the Trust's Chief Compliance Officer; and any other expenses incurred as reasonably necessary, as determined by the Board, in order to respond to or comply with any Legal Action. If not paid by the Fund as required above, you agree to pay or reimburse such expenses promptly upon receipt of an invoice outlining each expense. This provision shall survive termination of this Agreement.

3.	COMPENSATION OF THE ADVISER

For all of the services to be rendered and payments to be made as provided in this Agreement, as of the last business day of each month, the Fund will pay you a fee at the annual rate of 0.40% of the average value of its daily net assets.

The average value of the daily net assets of the Fund shall be determined pursuant to the applicable provisions of the Trust's Declaration of Trust or a resolution of the Board, if required. If, pursuant to such provisions, the determination of net asset value of the Fund is suspended for any particular business day, then for the purposes of this paragraph, the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets as of the close of the business day, or as of such other time as the value of the Fund's net assets may lawfully be determined, on that day. If the determination of the net asset value of the Fund has been suspended for a period including such month, your compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month).

You agree that the Board of Trustees may suspend the payment of the advisory fee set forth above if you fail to follow directions of the Board as communicated to you in writing on behalf of the Board by its agents or the Trust's administrator, and that such suspension may continue until such time as you reasonably comply with such directions.

4.	EXECUTION OF PURCHASE AND SALE ORDERS

In connection with purchases or sales of portfolio securities for the account of the Fund, it is understood that you will arrange for the placing of all orders for the purchase and sale of portfolio securities for the Fund with brokers or dealers selected by you, subject to review of this selection by the Board from time to time. You will be responsible for providing trade tickets on a timely basis to Ultimus Fund Solutions, LLC, the Trust's administrator, following the execution of trade orders. You agree to comply with the Trust's Valuation Procedures, as adopted by the Board and amended from time to time, in determining the fair value of securities held in the Fund's portfolio as required by the Valuation Procedures from time to time.

You will be responsible for the negotiation and the allocation of principal trades and portfolio brokerage. In the selection of brokers or dealers and placing of orders, you are directed at all times to seek for the Fund the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer.

You should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received. In seeking best qualitative execution, you are authorized to select brokers or dealers who also provide brokerage and research services to the Fund and the other accounts over which you exercise investment discretion to the extent permitted by Section 28(e) of the Securities Exchange Act of 1934 and applicable SEC guidance. You are authorized to pay a broker or dealer who provides such eligible brokerage and research services a commission for executing a Fund portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction; provided that you determine that the research or brokerage service meets the statutory definition, that the eligible product or service actually provides lawful and appropriate assistance in the performance of your investment decision-making responsibilities; and that the amount of commissions paid by the Fund is reasonable in light of the value of products or services received. The determination may be viewed in terms of either a particular transaction or your overall responsibilities with respect to the Fund and to accounts over which you exercise investment discretion. The Board shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable.

You may place portfolio transactions with brokers or dealers that promote or sell the Fund's shares so long as such placements are made pursuant to policies approved by the Board that are designed to ensure that the selection is based on the quality of the broker's execution and not on its sales efforts.

Subject to the provisions of the 1940 Act, and other applicable law, you, any of your affiliates or any affiliate of your affiliates may retain compensation in connection with effecting the Fund's portfolio transactions, including transactions effected through others. If any occasion should arise in which you give any advice to clients of yours concerning shares of the Fund, you will act solely as investment adviser for such client and not in any way on behalf of the Fund. Your services to the Fund pursuant to this Agreement are not to be deemed to be exclusive and it is understood that you may render investment advice, management and other services to others, including other registered investment companies.

5.	LIMITATION OF LIABILITY OF ADVISER

You may rely on information reasonably believed by you to be accurate and reliable. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither you nor your shareholders, members, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under, or payments made pursuant to, this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or negligence on the part of any such persons in the performance of your duties under this Agreement, or by reason of reckless disregard by any of such persons of your obligations and duties under this Agreement.

Any person, even though also a director, officer, employee, member, shareholder or agent of you, who may be or become an officer, director, Trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with your duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, member, shareholder or agent of you, or one under your control or direction, even though paid by you.

6.	DURATION AND TERMINATION OF THIS AGREEMENT

This Agreement shall take effect on the date that the Fund commences investment operations, and shall remain in force for a period of two (2) years from such date, and from year to year thereafter, subject to annual approval by: (i) the Board; or (ii) a vote of a “majority of the outstanding voting securities” of the Fund (as defined in the 1940 Act); provided that in either event continuance is also approved by a majority of the Trustees who are not “interested persons” (as defined in the 1940 Act) of you or the Trust, by a vote cast in person at a meeting called for the purpose of voting such approval.

If the shareholders of the Fund fail to approve this Agreement in the manner set forth above, upon request of the Board, you will continue to serve or act in such capacity for the Fund for a period of time not to exceed one hundred fifty (150) days from the effective date of the termination of this Agreement; provided that the compensation to be paid by the Fund to you for your services to and payments on behalf of the Fund will be equal to the lesser of your actual costs incurred in furnishing such services and payments or the amount you would have received under this Agreement for furnishing such services and payments.

This Agreement may, on 60 days' written notice, be terminated with respect to the Fund, at any time without the payment of any penalty, by the Board, by a vote of a majority of the outstanding voting securities of the Fund, or by you. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined in the 1940 Act).

7.	USE OF NAME

The Trust and you acknowledge that all rights to the name “Channel” belongs to you, and that the Trust is being granted a limited license to use such word in its Fund name or in any class name. In the event you cease to be the adviser to the Fund, the Trust's right to use the name “Channel” shall automatically cease on the 90th day following the termination of this Agreement. The right to use the name may also be withdrawn by you during the term of this Agreement upon 90 days' written notice by you to the Trust. Nothing contained herein shall impair or diminish in any respect, your right to use the name “Channel” in the name of, or in connection with, any other business enterprises with which you are or may become associated. There is no charge to the Trust for the right to use this name.

8.	AMENDMENT OF THIS AGREEMENT

No provision of this Agreement may be changed, waived, discharged or terminated orally, and no amendment to this Agreement shall be effective until approved by the Board, including a majority of the Trustees who are not interested persons of you or of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (if required under interpretations of the 1940 Act by the SEC or its staff) by vote of the holders of a majority of the outstanding voting securities of the series to which the amendment relates.

9.	LIMITATION OF LIABILITY TO TRUST PROPERTY

The term "Trustees" means and refers to the Trust's trustees from time to time serving under the Trust's Declaration of Trust as 1he same may be amended from time to time. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the trust property of the Trust, as provided in the Trust's Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the Fund and signed by officers of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust. A copy of the Declaration of Trust is on file with the Secretary of the State of Ohio.

10.	SEVERABILITY

In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

11.	QUESTIONS OF INTERPRETATION

(a) This Agreement shall be governed by the laws of the State of Ohio.

(b) For the purpose of this Agreement, the terms “majority of the outstanding voting securities,” “control,” “assignment” and “interested person” shall have their respective meanings as defined in the 1940 Act and rules and regulations thereunder, subject, however, to such exemptions as may be granted by the SEC under the 1940 Act.

(c) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof; if any, by the United States courts or in the absence of any controlling decision of any such court, by the SEC or its staff. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation, order or interpretation of the SEC or its staff, such provision shall be deemed to incorporate the effect of such rule, regulation, order or interpretation.

12.	NOTICES

Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust is 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, and your address for this purpose shall be 4601 N. Fairfax Drive, Ste. 1200, Arlington, VA 22203.

13.	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.	BINDING EFFECT

Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

15.	CAPTIONS

The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

If you are in agreement with the foregoing, please sign the form of acceptance below and return it to the Trust, whereupon this letter shall become a binding contract effective as of the date set forth below.

Approved by the Board of Trustees on June 19, 2020 and the shareholders of the Fund pursuant to written consent dated July 10, 2020, to be effective August 1, 2020.

Yours very truly,

UNIFIED SERIES TRUST

By:
David R. Carson, President

ACCEPTANCE

The foregoing Agreement is hereby accepted.

CHANNEL INVESTMENT PARTNERS LLC

By:
Matthew Duch, Managing Partner, CIO and CCO